    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 17, 1997
                                                 REGISTRATION NO. 333-
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             STAR BANC CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                OHIO
   (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                OHIO                                                               31-0838189


   (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)                     (I.R.S. EMPLOYER IDENTIFICATION NO.)


                                STAR BANK CENTER
                               425 WALNUT STREET
                                 P.O. BOX 1038
                             CINCINNATI, OHIO 45202
                                 (513) 632-4000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                             THOMAS J. LAKIN, ESQ.
                   EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL
                                STAR BANK CENTER
                               425 WALNUT STREET
                             CINCINNATI, OHIO 45202
                                 (513) 632-4000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Effective Date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
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                                                          PROPOSED MAXIMUM
                                                             AGGREGATE         PROPOSED MAXIMUM       AMOUNT OF
TITLE OF EACH CLASS OF                      AMOUNT BEING   OFFERING PRICE          AGGREGATE        REGISTRATION
SECURITIES BEING REGISTERED(1)(2)            REGISTERED       PER UNIT          OFFERING PRICE           FEE
-----------------------------------------------------------------------------------------------------------------
Debt Securities, Preferred Stock, without
  par value, Depositary Shares, Common
  Stock, par value $5.00 per share(3), and
  Securities Warrants.......................      --             --          $500,000,000(4)(5)(6)    $151,515
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

(1) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2) Includes such indeterminate number of Debt Securities, Preferred Stock and Common Stock as may be issued upon exercise of Securities Warrants or in exchange for, or upon conversion of, securities registered hereunder.
(3) Attached to the Common Stock are Preferred Share Purchase Rights that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.
(4) Or the equivalent thereof in one or more foreign currencies or composite currencies, including European Currency Units.
(5) No separate consideration will be received for Common Stock, Preferred Stock or Depositary Shares that are issued upon conversion of Debt Securities, Preferred Stock or Depositary Shares.
(6)  Calculated pursuant to Rule 457(o) under the Securities Act.

                            -----------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                             STAR BANC CORPORATION
                       DEBT SECURITIES AND DEBT WARRANTS
                 PREFERRED SHARES AND PREFERRED SHARE WARRANTS
                     COMMON STOCK AND COMMON STOCK WARRANTS
                                     UNITS
                            ------------------------

     Star Banc Corporation (the "Corporation") intends to offer from time to time in one or more series its unsecured debt securities, which may be senior (the "Senior Securities") or subordinated (the "Subordinated Securities," and, together with the Senior Securities, the "Debt Securities"), warrants to purchase the Debt Securities ("Debt Warrants"), shares of common stock, par value $5.00 per share ("Common Stock"), shares of preferred stock, without par value (the "Preferred Shares"), interests in which may be represented by depositary shares ("Depositary Shares"), warrants to purchase the Preferred Shares or Depositary Shares ("Preferred Share Warrants") or warrants to purchase Common Stock ("Common Stock Warrants," and, together with the Debt Warrants and Preferred Share Warrants, the "Securities Warrants"), with an aggregate initial public offering price (including the exercise price of any Securities Warrants) of up to $500,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including European Currency Units ("ECUs"), on terms to be determined at the time of sale. The Debt Securities, Common Stock, Preferred Shares, Depositary Shares and Securities Warrants may be offered separately or as a part of units consisting of one or more such securities ("Units," and, together with the Debt Securities, Common Stock, Preferred Shares, Depositary Shares and Securities Warrants, the "Offered Securities"), in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (a "Prospectus Supplement").

     The Senior Securities will rank pari passu with all other unsecured Senior Debt (as defined herein) of the Corporation. The Subordinated Securities will be subordinated to all existing and future Senior Debt of the Corporation.

     Specific terms of the Offered Securities, including such terms as, where applicable, (i) in the case of Debt Securities, the specific designation, aggregate principal amount, currency, denominations, maturity, premium, rate and time of payment of interest, terms for redemption at the option of the Corporation or repayment at the option of the holder, terms for sinking fund payments, terms for conversion into other Offered Securities and the initial public offering price; (ii) in the case of Preferred Shares, the specific title and stated value, aggregate number of shares or fractional interests therein, any dividend, liquidation, redemption, conversion, voting and other rights, the initial public offering price, and whether interests in the Preferred Shares will be represented by Depositary Shares; (iii) in the case of Common Stock the aggregate number of shares and the initial public offering price; and (iv) in the case of Securities Warrants, where applicable, the duration, offering price, exercise price and detachability, will be set forth in the accompanying Prospectus Supplement. Units may be issued in amounts, at prices, on terms and containing such conditions, covenants and other provisions, and consisting of such Offered Securities, as will be set forth in a Prospectus Supplement. The Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by the Prospectus Supplement.

     The Offered Securities may be offered directly, through agents designated from time to time, or to or through underwriters or dealers, which may include affiliates of the Corporation. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable fee, commission, purchase price or discount arrangements with them, will be set forth, or will be calculable from the information set forth, in such Prospectus Supplement.

     This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.
                            ------------------------

THE DEBT SECURITIES ARE UNSECURED OBLIGATIONS OF THE CORPORATION AND NO OFFERED
 SECURITIES ARE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR
   NONBANK SUBSIDIARY OF THE CORPORATION, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL
                                    AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

               The date of this Prospectus is             , 1997.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Corporation with the Securities and Exchange Commission (the "Commission") are incorporated in and made a part of this Prospectus by reference: (i) Annual Report on Form 10-K for the year ended December 31, 1995; (ii) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996; (iii) Registration Statement on Form 8-A dated May 5, 1994; and (iv) Registration Statement on Form 8-A dated April 15, 1994.

     All documents filed by the Corporation with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Corporation will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated herein by reference (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to David M. Moffett, Chief Financial Officer, Star Banc Corporation, Star Bank Center, 425 Walnut Street, P.O. Box 1038, Cincinnati, Ohio 45202. Telephone requests may be directed to (513) 632-4000.

                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports and other information with the Commission. Such reports, proxy and information statements and other information filed by the Corporation can be inspected and copied at the public reference facilities of the Commission, Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, at prescribed rates. In addition, copies of such material can be obtained from the Commission's Internet site (http://www.sec.gov). The Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE"). Reports, proxy and information statements and other information concerning the Corporation can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     Additional information regarding the Corporation and the Offered Securities offered hereby is contained in the registration statement (the "Registration Statement") and the exhibits relating thereto in respect of the Offered Securities offered hereby, filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). For further information pertaining to the Corporation and the Offered Securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates. As permitted by the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement. Statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement are not necessarily complete and reference is made to the copy of such document so filed. Such statements are qualified in their entirety by such reference.
                            ------------------------

     Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$," "dollars," "U.S. dollars," or "U.S. $").

                                THE CORPORATION

     The Corporation is organized under the laws of the State of Ohio and maintains its executive offices in Cincinnati, Ohio. The Corporation is a bank holding company (under the Bank Holding Company Act of 1956, as amended (the "BHCA")) registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and, accordingly, is subject to regulation and examination by the Federal Reserve Board.

     As a result of a 1993 and 1996 restructuring of certain of its Ohio and Indiana banks, the Corporation presently directly holds one wholly-owned national bank subsidiary: Star Bank, N.A. (the "Bank"). Through the Bank and its 260 banking offices, the Corporation engages in the commercial banking and trust business and provides a full range of consumer, wholesale, commercial, trust and investment products (including, but not limited to deposits, individual retirement accounts ("IRAs"), and mutual funds) and investment services in Ohio, Kentucky and Indiana. The Bank offers corporate loans, commercial leasing, commercial and residential mortgages, real estate construction lending, and a variety of consumer loan products (including installment loans, credit cards and retail leasing). None of the foregoing types of loans exceeds 30% of the Bank's diversified loan portfolio. The Bank also offers cash management and international trade services to commercial clients.

     The Corporation has expanded significantly by acquisition in the last five years. Recently, the Corporation, in three separate transactions, purchased 24 branch offices in the Columbus, Ohio area, 47 branch offices in the Cleveland and Akron, Ohio areas, and 28 additional branches in the Cleveland, Ohio area; and, on July 26, 1996, the Bank acquired 5 additional branches in Indiana. Most recently, the Bank entered into an Agreement to acquire 7 branch offices in the Southwestern Ohio area from Amerifirst Bank, N.A. This transaction is expected to close in the first quarter of 1997. The Corporation continues to explore other acquisition opportunities in its market area.

     The Corporation's other active subsidiaries include: Miami Valley Insurance Company, an Arizona corporation engaged solely in the business of issuing credit life and accident and health insurance in connection with the lending activities of the Corporation's Ohio and Indiana branch offices; First National Cincinnati Corporation, a subsidiary of the Bank that owns and operates the Corporation's headquarters building; and Star Banc Finance, Inc., a consumer finance company regulated by the Federal Reserve Board that offers a broad mix of credit products and services, including direct and indirect auto loans, second mortgages and personal loans.

     The Corporation's principal executive offices are located at Star Bank Center, 425 Walnut Street, Cincinnati, Ohio 45202, and its telephone number is
(513) 632-4000.

     Additional information concerning the Corporation is included in the documents incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                           CERTAIN REGULATORY MATTERS

GENERAL

     As a bank holding company, the Corporation is subject to supervision and examination by the Federal Reserve Board. Under the BHCA, a bank holding company generally may not, directly or indirectly, acquire the ownership or control of more than 5% of the voting securities or all or substantially all of the assets of any company, including a bank, without the prior approval of the Federal Reserve Board. In addition, under the BHCA a bank holding company is generally prohibited from engaging in nonbanking activities, subject to certain exceptions. Proposals to change the laws and regulations governing the banking industry are frequently raised in Congress, in the state legislatures and before the various bank regulatory agencies. The likelihood and timing of any changes and the impact such changes might have on the Bank and its affiliates are difficult to determine.

     The Bank is subject to supervision and examination by applicable federal and state banking agencies. The Bank is primarily regulated by the Office of the Comptroller of the Currency (the "OCC"). The deposits of the Bank are primarily insured by the Bank Insurance Fund (the "BIF"); and certain deposits of the Bank are insured by the Savings Association Insurance Fund (the "SAIF"); and, for that reason, the Bank is subject to regulation by the Federal Deposit Insurance Corporation (the "FDIC"). The Bank is also affected by the fiscal and monetary policies of the federal government and its agencies, including the Federal Reserve Board. An important purpose of these policies is to curb inflation and control recessions through control of the supply of money and credit. The Federal Reserve Board uses its powers to establish reserve requirements of insured depository institutions, to set the discount rate on its extensions of credit to insured depository institutions and to conduct open market operations in United States government securities so as to influence the supply of money and credit. These policies have a direct effect on the amount of bank loans and deposits and on the interest rates charged on loans and paid on deposits, with the result that federal policies have a material effect on bank earnings. Future policies of the Federal Reserve Board and other authorities cannot be predicted nor can their effect on future Bank earnings be predicted.

     To the extent that the following information describes statutory or regulatory provisions, it is qualified in its entirety by reference to such statutory or regulatory provisions.

DIVIDEND RESTRICTIONS

     Federal law imposes limitations on the payment of dividends by the Bank. The amount of dividends that may be paid by the Bank is limited to the lesser of the amounts calculated under a "recent earnings" test and an "undivided profits" test. Under the recent earnings test, a dividend may not be paid if the total of all dividends declared by a bank in any calendar year is in excess of the current year's net income combined with the retained net income of the two preceding years, unless the bank obtains the approval of the OCC. Under the "undivided profits" test, a dividend may not be paid in excess of a bank's "undivided profits".

     Under these provisions the Bank could have declared, as of September 30, 1996, aggregate dividends of at least $100 million, without obtaining prior regulatory approval and without reducing the capital of the Bank below "well capitalized" minimum regulatory levels.

     If, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The Federal Reserve Board, the OCC, and the FDIC have issued policy statements which provide that FDIC-insured banks and bank holding companies should generally pay dividends only out of current operating earnings.

HOLDING COMPANY STRUCTURE

     The Corporation is a legal entity separate and distinct from its banking and nonbanking subsidiaries. Accordingly, the right of the Corporation, and thus the rights of the Corporation's creditors, to participate in any distribution of the assets or earnings of any subsidiary other than in the Corporation's capacity as a bona fide creditor of the subsidiary is necessarily subject to the prior satisfaction of claims of creditors of the subsidiary. The principal sources of the Corporation's revenues are dividends and fees from its subsidiaries.

     The Bank is subject to restrictions under federal law which limit the transfer of funds by the Bank to the Corporation and its nonbank subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Such transfers by the Bank to the Corporation or any nonbank subsidiary are limited in amount to 10% of the Bank's capital and surplus, and, with respect to the Corporation and all such nonbank subsidiaries, to an aggregate of 20% of such bank's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts.

     The Federal Reserve Board has a policy to the effect that a bank holding company is expected to act as a source of financial and managerial strength to its subsidiary banks and to commit resources to support such subsidiary banks. This support may be required at times when the Corporation may not have the resources to provide it. Any capital loan by the Corporation to the Bank is subordinate in right of payment to deposits and to certain other indebtedness of the Bank. In addition, the Crime Control Act of 1990 provides that, in the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

     A depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance.

     Federal law (12 U.S.C. Section 55) permits the OCC to order the pro rata assessment of shareholders of a national bank whose capital stock has become impaired, by losses or otherwise, to relieve a deficiency in such national bank's capital stock. This statute also provides for the enforcement of any such pro rata assessment of shareholders of such national bank to cover such impairment of capital stock by sale, to the extent necessary, of the capital stock of any assessed shareholder failing to pay the assessment. The Corporation, as the sole shareholder of the Bank, is subject to such provisions.

ACQUISITIONS

     Effective September 29, 1995, under the provisions of the Reigle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Reigle-Neal Act"), the Corporation is permitted to acquire banks located in any state. Effective June 1, 1997, the Bank will be permitted to acquire a bank located in a state other than the state in which the Bank is located (an "interstate merger") through merger, consolidation or purchase of assets and assumption of liabilities, unless the state in which either of the banks is located has opted out of the interstate banking provisions of the Reigle-Neal Act. An interstate merger may occur before June 1, 1997 if the states in which the merging banks are located have enacted a law authorizing interstate bank mergers.

     All of the Corporation's acquisitions of banking institutions and other companies are subject to the prior approval of the Federal Reserve Board and any applicable federal or state regulatory authorities. In addition, under the provisions of the Reigle-Neal Act, bank mergers are subject to deposit concentration limits of 10% nationwide, and 30% in any one state unless it is the initial entry of the Corporation into the state.

CAPITAL REQUIREMENTS

     Under the Federal Reserve Board's risk-based capital guidelines for bank holding companies, the minimum ratio of total capital to risk-adjusted assets (including certain off-balance sheet items, such as stand-by letters of credit) is 8%. At least half of the total capital is to be comprised of common stockholders' equity, minority interests and noncumulative perpetual preferred stock ("Tier 1 capital"). The remainder ("Tier 2 capital") may consist of hybrid capital instruments, perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, other preferred stock, and a limited amount of the allowance for credit losses. The risk-based guidelines also specify that all intangibles, including core deposit intangibles, except for mortgage servicing rights ("MSRs") and purchased credit card relationships ("PCCRs"), be deducted from Tier 1 capital. The guidelines permit the nondeduction of readily marketable MSRs and PCCRs in Tier 1 capital to the extent that (i) MSRs and PCCRs do not collectively exceed 50% of Tier 1 capital and (ii) PCCRs do not exceed 25% of Tier 1 capital. For such purposes, MSRs and PCCRs each are included in Tier 1 capital only up to the lesser of (i) 90% of their fair market value (which must be determined quarterly) and (ii) 100% of the remaining unamortized book value of such assets. In addition, the Federal Reserve Board's minimum "leverage ratio" (the ratio of Tier 1 capital to quarterly average total assets) guidelines for bank holding companies provide for a minimum leverage ratio of 3% for bank holding companies that meet certain specified criteria, including that they have the highest regulatory rating. All other bank holding companies are required to maintain a leverage ratio of 3% plus an additional cushion of 1% to 2%. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions are expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. Furthermore, the guidelines indicate that the Federal Reserve Board will continue to consider a "tangible Tier 1 leverage ratio" in evaluating proposals for expansion or new activities. The tangible Tier 1 leverage ratio is the ratio of a banking organization's Tier 1 capital less all intangibles to total assets less all intangibles. The Bank is also subject to capital requirements adopted by the OCC which are substantially similar to the foregoing. At September 30, 1996, the Corporation's Tier 1 capital and "total capital" (the sum of Tier 1 and Tier 2 capital) to risk-adjusted assets ratios were 7.66% and 10.74%, respectively, and the Corporation's leverage ratio was 6.57%. Neither the Corporation nor the Bank has been advised by the appropriate federal regulatory agency of any specific leverage ratio applicable to it.

     As a result of a federal law enacted in 1991 that required each federal banking agency to revise its risk-based capital standards to ensure that those standards take adequate account of interest rate risk, concentration of credit risk and the risks of nontraditional activities, each of the federal banking agencies has revised the risk-based capital guidelines described above to take into account concentration of credit risk and risk of nontraditional activities. In addition, the Federal Reserve Board, the FDIC and the OCC adopted a rule that amends, effective September 1, 1995, the capital standards to include explicitly a bank's exposure to declines in the economic value of its capital due to changes in interest rates as a factor to be considered in evaluating a bank's interest rate exposure. On June 26, 1996, such agencies issued a joint policy statement that describes the process to be used to measure and assess the exposure of a bank's net economic value to changes in interest rates. These agencies have indicated that they do not intend to issue a rule that would propose to establish an explicit minimum capital charge for interest rate risk based on the level of a bank's measured interest rate exposure. In August 1996, the federal banking agencies adopted amendments to their risk-based capital rules to incorporate a measure for market risk in foreign exchange and commodity activities and in the trading of debt and equity instruments. These amendments, which become effective at year end 1997, will require banks with relatively large trading activities to calculate a capital charge for market risk using their own internal value-at-risk models (subject to parameters set by the regulators) or, alternatively, risk management techniques developed by the regulators. As a result, in addition to existing capital requirements for credit risk, certain institutions will be required to hold capital based on the measure of their market risk exposure. These institutions will be able to satisfy this additional requirement, in part, by issuing short-term subordinated debt that qualifies as Tier 3 capital. The Corporation does not believe that these recent proposals and revisions to the capital guidelines will materially impact its operations.

FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991

     In December 1991, Congress enacted the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), which substantially revised the bank regulatory and funding provisions of the Federal Deposit Insurance Act (the "FDIA") and makes revisions to several other federal banking statutes. Among other things, FDICIA requires federal banking regulators to take "prompt corrective action" in respect of FDIC-insured depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers:
"well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." Under applicable OCC regulations, an FDIC-insured depository institution is defined to be well capitalized if it maintains a leverage ratio of at least 5%, a risk-adjusted Tier 1 capital ratio of at least 6% and a risk-adjusted total capital ratio of at least 10% and is not subject to a directive, order or written agreement to meet and maintain specific capital levels. An insured depository institution is defined to be adequately capitalized if it meets all of its minimum capital requirements as described above under "-- Capital Requirements". An insured depository institution will be considered undercapitalized if it fails to meet any minimum required measure; will be considered significantly undercapitalized if it has a risk-adjusted total capital ratio of less than 6%, risk-adjusted Tier 1 capital ratio of less than 3% or a leverage ratio of less than 3%; and will be considered critically undercapitalized if it fails to maintain a level of tangible equity equal to at least 2% of total assets. An insured depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

     FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to a wide range of limitations on operations and activities, including growth limitations, and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of (i) an amount equal to 5% of the depository institution's total assets at the time it became undercapitalized and (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it were significantly undercapitalized.

     Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, and cessation of receipt of deposits from correspondent banks. Critically undercapitalized institutions may not, beginning 60 days after becoming critically undercapitalized, make any payment of principal or interest on their subordinated debt. In addition, critically undercapitalized institutions are subject to the appointment of a receiver or conservator.

     FDICIA directs that each federal banking agency prescribe standards, by regulation or guideline, for depository institutions relating to internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, asset quality, earnings, stock valuation, and such other operational and managerial standards as the agency deems appropriate. The FDIC, in consultation with the other federal banking agencies has adopted a final rule and guidelines with respect to external and internal audit procedures and internal controls in order to implement those provisions of FDICIA intended to facilitate the early identification of problems in financial management of depository institutions. The federal banking agencies have published final rules implementing the safety and soundness standards required by FDICIA, including operational and managerial standards, asset quality and earnings standards, and compensation standards. The Corporation does not believe these standards will have a material impact on its operations.

     FDICIA also contains a variety of other provisions that may affect the operations of the Corporation, including reporting requirements, revised regulatory standards for real estate lending, "truth in savings" provisions, and the requirement that a depository institution give 90 days' notice to customers and regulatory authorities before closing any branch.

     Under other regulations promulgated under FDICIA, a bank cannot accept "brokered deposits" (that is, deposits obtained through a person engaged in the business of placing deposits with insured depository institutions or with interest rates significantly higher than prevailing market rates) unless (i) it is well capitalized or (ii) it is adequately capitalized and receives a waiver from the FDIC. A bank that cannot receive brokered deposits also cannot offer "pass-through" insurance on certain employee benefit accounts unless it provides certain notices to affected depositors. In addition, a bank that is adequately capitalized and that has not received a waiver from the FDIC may not pay an interest rate on any deposits in excess of 75 basis points over certain prevailing market rates. There are no such restrictions on a bank that is well capitalized. Based on the above criteria and the Bank's capital ratios as of September 30, 1996, the Bank qualifies as "well capitalized" under FDICIA and the OCC's prompt corrective action regulations. The terminology used in FDICIA and the prompt corrective action regulations, as described above, should not necessarily be viewed as describing the condition or prospects of subject depositary institutions, including the Bank.

FDIC INSURANCE

     Each BIF member institution pays FDIC insurance premiums based on the institution's annual assessment rate assigned to it by the FDIC. The assessment rate is based on the institution's capitalization risk category and "supervisory subgroup." An institution's capitalization risk category is based on the FDIC's determination of whether the institution is well capitalized, adequately capitalized or less than adequately capitalized. An institution's supervisory subgroup is based on the FDIC's assessment of the financial condition of the institution and the probability that FDIC intervention or other corrective action will be required. "Subgroup A" institutions are financially sound institutions with few minor weaknesses; "Subgroup B" institutions are institutions that demonstrate weaknesses which, if not corrected, could result in significant deterioration; and "Subgroup C" institutions are institutions for which there is a substantial probability that the FDIC will suffer a loss in connection with the institution unless effective action is taken to correct the areas of weakness. The FDIC assessment rate schedule for BIF insured deposits, adopted by the FDIC in 1995, ranges from zero to 27 cents per $100 of domestic deposits, with Subgroup A institutions assessed at a rate of zero and Subgroup C institutions assessed at a rate of 27 cents. On September 30, 1996, the "Economic Growth and Regulatory Paperwork Reduction Act of 1996" was enacted. The legislation, among other things, provides for the annual assessments on both banks and savings associations to pay interest on bonds issued by the Financing Corporation ("FICO") in connection with the cost of savings associations insolvencies. This legislation is expected to result in BIF insurance premiums for the Bank's BIF insured deposits in 1997 of 1.3 cents per $100 of deposits, substantially all related to the FICO interest obligations. The FDIC may change the assessment rate schedule BIF insured deposits on a semiannual basis. An increase in the rate assessed against the Bank could have a material adverse effect on the Corporation's earnings, depending on the amount of the increase.

     The FDIC is authorized to terminate a depository institution's deposit insurance upon a finding by the FDIC that the institution's financial condition is unsafe or unsound or that the institution has engaged in unsafe or unsound practices or has violated any applicable rule, regulation, order or condition enacted or imposed by the institution's regulatory agency. The termination of deposit insurance with respect to the Bank could have a material adverse effect on the Corporation's earnings.

     The Economic Growth and Regulatory Paperwork Reduction Act of 1996 also provided for the recapitalization of the SAIF by imposing a one-time assessment on SAIF-insured deposits. The deposits of the Bank include SAIF-insured deposits. The effect of the legislation was to impose a one-time charge on the Bank of approximately $5.0 million and to reduce the premium on its SAIF-insured deposits to the same premium as for BIF insured deposits except that the assessment for interest on the FICO obligations for 1997 will be 6.4 cents per $100 of deposits. The FDIC may change the assessment rate for such deposits on a semiannual basis.

DEPOSITOR PREFERENCE

     Under the FDICIA, claims of holders of domestic deposits and certain claims of administrative expenses and employee compensation against an FDIC-insured depository institution, such as the Bank, have priority over other general unsecured claims against the institution in the "liquidation or other resolution" of the institution by a receiver.

                                USE OF PROCEEDS

     Unless otherwise specified in an applicable Prospectus Supplement, the net proceeds to be received by the Corporation from the sale of the Offered Securities offered hereby will be added to the general funds of the Corporation, and will be available for general corporate purposes, including investments in or advances to existing or future subsidiaries, repayment of maturing obligations and redemption of outstanding indebtedness. Pending such use, the Corporation may temporarily invest the net proceeds or use them to reduce short-term indebtedness.

                      RATIOS OF EARNINGS TO FIXED CHARGES
                       AND TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

     The following are the consolidated ratios of earnings to fixed charges and to combined fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 1995 and for the nine months ended September 30, 1996:

                                        NINE
                                       MONTHS
                                        ENDED                       YEAR ENDED DECEMBER 31,
                                    SEPTEMBER 30,        ---------------------------------------------
                                        1996             1995      1994      1993      1992      1991
                                    -------------        ----      ----      ----      ----     ------
Ratio of Earnings to Fixed
  Charges:
  Excluding interest on
     deposits.....................       5.12x           3.98x     4.62x     6.77x     5.50x     3.95x
  Including interest on
     deposits.....................       1.73x           1.61x     1.79x     1.77x     1.48x     1.31x

Ratio of Earnings to Combined
  Fixed Charges and Preferred
  Stock Dividends:
  Excluding interest on
     deposits.....................       5.12x           3.97x     4.57x     6.37x     5.15x     3.84x
  Including interest on
     deposits.....................       1.73x           1.61x     1.79x     1.76x     1.47x     1.31x

     For purposes of computing the consolidated ratios of earnings to fixed charges, income before income taxes plus fixed charges less capitalized interest has been divided by fixed charges. For purposes of computing the consolidated ratios of earnings to combined fixed charges and preferred stock dividends, income before income taxes plus fixed charges less capitalized interest has been divided by fixed charges and pretax earnings required to cover preferred stock dividends. Fixed charges, excluding interest on deposits, consist of interest on short-term borrowings and long-term debt, amortization of debt expense, capitalized interest and one-third of net rental expense (which is deemed representative of the interest factor). Fixed charges, including interest on deposits, consist of the foregoing items plus interest on deposits. Pretax earnings required to cover preferred stock dividends have been computed by dividing preferred stock dividends by one minus the Corporation's effective income tax rate.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

     The Senior Securities are to be issued under an indenture (the "Senior Indenture") between the Corporation and the trustee named in the applicable Prospectus Supplement as trustee (the "Senior Trustee"). The Subordinated Securities are to be issued under an indenture (the "Subordinated Indenture") between the Corporation and the trustee named in the applicable Prospectus Supplement as trustee (the "Subordinated Trustee" and, together with the Senior Trustee, the "Trustees"). The forms of the Senior Indenture and the Subordinated Indenture (collectively, the "Indentures") are exhibits to the Registration Statement. The following summaries of certain provisions of the Indentures do not purport to be complete and are qualified in their entirety by reference to the provisions of the Indentures.

     Numerical references in parentheses below are to sections of the Indentures. Wherever particular sections or defined terms of the Indentures are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. Unless otherwise indicated, capitalized terms shall have the meanings ascribed to them in the Indentures.

GENERAL

     Each Indenture provides that Debt Securities in an unlimited amount may be issued thereunder from time to time in one or more series. (SECTION 301)

     The Senior Securities will be unsecured and will rank pari passu with other unsecured indebtedness of the Corporation. The Subordinated Securities will be unsecured and will rank pari passu with other subordinated debt of the Corporation, and, together with such other subordinated debt, will be subordinated and junior in right of payment to the prior payment in full of the Senior Debt of the Corporation as described below under "-- Subordination."

     Reference is hereby made to the Prospectus Supplement relating to the particular series of Debt Securities for the terms of such Debt Securities, including, where applicable, (i) the designation and any limit on the aggregate principal amount of such Debt Securities; (ii) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Debt Securities will be issued; (iii) the date or dates on which such Debt Securities will mature or method by which such dates can be determined and the dates on which premiums, if any, will be payable; (iv) the currency or currencies in which such Debt Securities are being sold and are denominated and the circumstances, if any, under which any Debt Securities may be payable in a currency other than the currency in which such Debt Securities are denominated and, if so, the exchange rate, the exchange rate agent and, if the Holder of any such Debt Securities may elect the currency in which payments thereon are to be made, the manner of such election; (v) the denominations in which any Debt Securities which are Registered Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Debt Securities which are Bearer Securities will be issuable, if other than the denomination of $5,000; (vi) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, which rate may be zero in the case of certain Debt Securities issued at an issue price representing a discount from the principal amount payable at maturity; (vii) the date from which interest on such Debt Securities will accrue, the dates on which such interest will be payable or the method by which such dates can be determined, the date on which payment of such interest will commence and the circumstances, if any, in which the Corporation may defer interest payments; (viii) the dates on which, and the price or prices at which, such Debt Securities will, pursuant to any mandatory sinking fund provision, or may, pursuant to any optional redemption provision, be redeemed or repaid, and the other terms and provisions of any such optional redemption or required repayment; (ix) the place or places where the principal (and premium if any) and interest shall be payable; (x) in the case of the Subordinated Securities, any terms by which such securities may be convertible into Common Stock (see

"DESCRIPTION OF COMMON STOCK"), Preferred Shares (see "DESCRIPTION OF PREFERRED SHARES") or Depositary Shares (see "DESCRIPTION OF DEPOSITARY SHARES") of the Corporation, and, in the case of Subordinated Securities convertible into Preferred Shares or Depositary Shares, the terms of such Preferred Shares or Depositary Shares; (xi) whether such Debt Securities are to be issuable as Bearer Securities and/or Registered Securities, and, if issuable as Bearer Securities, the terms upon which any Bearer Securities may be exchanged for Registered Securities; (xii) whether such Debt Securities are to be issued in the form of one or more temporary or permanent Global Securities, and, if so, the identity of the depositary for such Global Security or Securities; (xiii) if a temporary global Debt Security is to be issued with respect to such series, the extent to which, and the manner in which, any interest thereon payable on an interest payment date prior to the issuance of a permanent Global Security or definitive Bearer Securities will be credited to the accounts of the persons entitled thereto on such interest payment date; (xiv) if a temporary Global Security is to be issued with respect to such series, the terms upon which interests in such temporary Global Security may be exchanged for interests in a permanent Global Security or for definitive Debt Securities of the series, and the terms upon which interests in a permanent Global Security, if any, may be exchanged for definitive Debt Securities of the series; (xv) any additional restrictive covenants included for the benefit of Holders of such Debt Securities; (xvi) any additional Events of Default provided with respect to such Debt Securities; (xvii) information with respect to book-entry procedures, if any; (xviii) whether the Debt Securities will be repayable at the option of the Holder; (xix) any other terms of the Debt Securities not inconsistent with the provisions of the applicable Indenture; (xx) the right of the Corporation to defease the Debt Securities or certain covenants under the Indentures; (xxi) the Person or Persons who shall be the Security Registrar; and (xxii) the terms of any securities being offered together with or separately from the Debt Securities. Such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Debt Securities, certain United States federal income tax consequences and, any risk factors or other special considerations applicable to such series of Debt Securities. If a Debt Security is denominated in a foreign currency, such Debt Security may not trade on a United States national securities exchange unless and until the Commission has approved appropriate rule changes pursuant to the Securities Act to accommodate the trading of such Debt Security.

     Neither Indenture contains any restriction on the Corporation's ability to enter into highly leveraged transactions or any provision affording special protection to holders of Debt Securities in the event the Corporation engages in a highly leveraged transaction. Further, neither Indenture contains any provisions that would provide protection to holders of Debt Securities upon a sudden and dramatic decline in the credit quality of the Corporation resulting from a takeover, recapitalization or similar restructuring of the Corporation.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     Debt Securities of a series may be issuable in definitive form solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Unless otherwise indicated in the Prospectus Supplement, Bearer Securities other than Bearer Securities in temporary or permanent global form will have interest coupons attached. (SECTION 201) Each Indenture also provides that Bearer Securities or Registered Securities of a series may be issuable in permanent global form. (SECTION 203) See "-- Permanent Global Securities."

     Registered Securities of any series will be exchangeable for other Registered Securities of the same series of authorized denominations and of a like aggregate principal amount, tenor and terms. In addition, if Debt Securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the Holder upon request confirmed in writing, and subject to the terms of the applicable Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount, tenor and terms. Bearer Securities surrendered in exchange for Registered Securities between the close of business on a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the applicable Indenture. Bearer Securities will not be issued in exchange for Registered Securities. (SECTION 305) Each Bearer Security, other than a temporary global Bearer Security, and each interest coupon will bear the following legend: "Any United States Person who holds this obligation will be subject to limitations under the United States federal income tax laws including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

     Debt Securities may be presented for exchange as provided above, and Registered Securities may be presented for registration of transfer (duly endorsed or accompanied by a satisfactory written instrument of transfer), at the office of the Security Registrar or at the office of any transfer agent designated by the Corporation for such purpose with respect to such series of Debt Securities, without service charge and upon payment of any taxes and other governmental charges. (SECTION 305) If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Security Registrar) initially designated by the Corporation with respect to any series of Debt Securities, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent (or Security Registrar) acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Corporation will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Corporation will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Corporation may at any time designate additional transfer agents with respect to any series of Debt Securities. (SECTION 1002)

     The Corporation shall not be required (i) to issue, register the transfer of or exchange Debt Securities of any particular series to be redeemed for a period of 15 days preceding the first publication of the relevant notice of redemption, or, if Registered Securities are outstanding and there is no publication, the mailing of the relevant notice of redemption, (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of any Registered Security being redeemed in part, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of like tenor and terms of that series, provided that such Registered Security shall be surrendered for redemption. (SECTION 305) Additional information regarding restrictions on the issuance, exchange and transfer of and special United States federal income tax considerations relating to Bearer Securities will be set forth in the applicable Prospectus Supplement.

TEMPORARY GLOBAL SECURITIES

     If so specified in the applicable Prospectus Supplement, all or any portion of the Debt Securities of a series which are issuable as Bearer Securities will initially be represented by one or more temporary Global Securities, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Corporation of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") and Cedel S.A. ("Cedel") for credit to designated accounts. On and after the date determined as provided in any such temporary Global Security and described in the applicable Prospectus Supplement, but within a reasonable time, each such temporary Global Security will be exchangeable for definitive Bearer Securities, definitive Registered Securities or all or a portion of a permanent global Bearer Security, or any combination thereof, as specified in such Prospectus Supplement. No definitive Bearer Security or permanent global Bearer Security delivered in exchange for a portion of a temporary Global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange.

     Additional information regarding restrictions on and special United States federal income tax consequences relating to temporary Global Securities will be set forth in the Prospectus Supplement relating thereto.

PERMANENT GLOBAL SECURITIES

     If any Debt Securities of a series are issuable in permanent global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such permanent Global Security may exchange such interests for Debt Securities of such series and of like tenor and principal amount of any authorized form and denomination. Principal of and any premium and interest on a permanent Global Security will be payable in the manner described in the Prospectus Supplement relating thereto.

PAYMENTS AND PAYING AGENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, payments of principal of and premium, if any, and interest, if any, on Bearer Securities will be payable in the currency designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Corporation may appoint from time to time. Unless otherwise provided in the Prospectus Supplement, such payments may be made, at the option of the Holder, by a check in the designated currency or by transfer to an account in the designated currency maintained by the payee with a bank located outside the United States. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date to a paying agent outside the United States. (SECTION 1001) No payment with respect to any Bearer Security will be made at any office or paying agency maintained by the Corporation in the United States nor will any such payment be made by transfer to an account, or by mail to an address, in the United States. Notwithstanding the foregoing, payments of principal of and premium, if any, and interest, if any, on Bearer Securities denominated and payable in U.S. dollars will be made in U.S. dollars at an office or agency of, and designated by, the Corporation located in the United States, if payment of the full amount thereof in U.S. dollars at all paying agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions, and the Trustee receives an opinion of counsel that such payment within the United States is legal. (SECTION
1002) As used in the Prospectus, "United States" means the United States of America (including the States and the District of Columbia) and its possessions.

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of and premium, if any, and interest, if any, on a Registered Security will be payable in the currency designated in the Prospectus Supplement, and interest will be payable at the office of such paying agent or paying agents as the Corporation may appoint from time to time, except that, at the option of the Corporation, payment of any interest may be made by a check in such currency mailed to the Holder at such Holder's registered address or by wire transfer to an account in such currency designated by such Holder in writing not less than ten days prior to the date of such payment. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any installment of interest on a Registered Security will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such payments. (SECTION 307) Unless otherwise indicated in the applicable Prospectus Supplement, principal payable at maturity will be paid to the registered holder upon surrender of the Registered Security at the office of a duly appointed paying agent.

     The paying agents outside the United States initially appointed by the Corporation for a series of Debt Securities will be named in the applicable Prospectus Supplement. The Corporation may terminate the appointment of any of the paying agents from time to time, except that the Corporation will maintain at least one paying agent outside the United States so long as any Bearer Securities are outstanding where Bearer Securities may be presented for payment and may be surrendered for exchange, provided that so long as any series of Debt Securities is listed on The Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Corporation will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for such series of Debt Securities. (SECTION 1002)

     All moneys paid by the Corporation to a paying agent for the payment of principal of or premium, if any, or interest, if any, on any Debt Security that remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will, at request of the Corporation, be repaid to the Corporation, and the Holder of such Debt Security or any coupon appertaining thereto will thereafter look only to the Corporation for payment thereof. (SECTION 1003)

COVENANTS CONTAINED IN INDENTURES

     The Senior Indenture provides that the Corporation will not, and will not permit any Subsidiary to, sell or otherwise dispose of, or permit any "Principal Subsidiary Bank" (defined as any Subsidiary Bank having total assets in excess of 10% of the total consolidated assets of the Corporation and its Subsidiaries) to issue (except to the Corporation), shares of "Capital Stock" (defined as outstanding shares of stock of any class), or securities convertible into Capital Stock, of any Principal Subsidiary Bank, or any Subsidiary owning, directly or indirectly, in whole or in part, Capital Stock of a Principal Subsidiary Bank, with the following exceptions: (i) sales of directors' qualifying shares; (ii) sales or other dispositions for fair market value if, after giving effect to such disposition and to the issuance of any shares issuable upon conversion or exchange of securities convertible or exchangeable into Capital Stock, the Corporation would own, directly or indirectly, through Subsidiaries not less than 80% of the shares of each class of Capital Stock of such Principal Subsidiary Bank; (iii) sales or other dispositions or issuances made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction; or (iv) sales of Capital Stock by any Principal Subsidiary Bank to its stockholders where the sale does not reduce the percentage of shares of the same class owned by the Corporation. (SECTION 1005 OF THE SENIOR INDENTURE) At the date hereof, the only Subsidiary Bank which is a Principal Subsidiary Bank is the Bank. Notwithstanding the foregoing, any Principal Subsidiary Bank may be merged into or consolidated with another banking institution organized under the laws of the United States, any State thereof or the District of Columbia, if after giving effect to such merger or consolidation, the Corporation or any Wholly-Owned Subsidiary owns at least 80% of the Capital Stock of such other banking institution then issued and outstanding free and clear of any security interest and if, immediately after giving effect thereto, no default or Event of Default shall have happened and be continuing.

     The Subordinated Indenture does not contain the foregoing covenant.

     The Corporation is not restricted by the Indentures from incurring, assuming or becoming liable for any type of debt or other obligations, from creating liens on its property for any purpose or from paying dividends or making distributions on its Capital Stock or purchasing or redeeming its Capital Stock. The Indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Indentures do not contain any provision which would require the Corporation to repurchase or redeem or otherwise modify the terms of any of its Debt Securities upon a change in control or other events involving the Corporation which may adversely affect the creditworthiness of the Debt Securities.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Corporation may not consolidate with or merge with or into, or transfer or lease its assets substantially as an entirety to, any Person unless (i) the successor Person is a corporation organized and validly existing under the laws of a domestic jurisdiction and expressly assumes the Corporation's obligations on the Debt Securities and under the applicable Indenture; and (ii) after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing. (SECTION 801)

MODIFICATION AND WAIVER

     Except as to certain modifications and amendments not adverse to Holders of Debt Securities, modifications and amendments of and waivers of compliance with provisions of each Indenture may be made only with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series thereunder affected by such modification, amendment or waiver; provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security or coupon affected thereby, (i) change the Stated Maturity of the principal or any installment of principal or any installment of interest, if any; (ii) reduce the amount of principal or interest thereon, or any premium payable upon redemption or repayment thereof or in the case of an Original Issue Discount Security the amount of principal payable upon acceleration of the Maturity thereof; (iii) change the place of payment or the currency in which principal or interest is payable, if any; (iv) impair the right to institute suit for the enforcement of any payment of the principal, premium, if any, and interest, if any, or adversely affect the right of repayment, if any, at the option of the Holder; (v) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults; (vi) reduce the requirements contained in the applicable Indenture for quorum or voting; (vii) in the case of Subordinated Securities convertible into Common Stock, impair any right to convert such Subordinated Securities; or (viii) modify any of the above provisions. (SECTION 902)

     Each Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series issued thereunder if Debt Securities of that series are issuable in whole or in part as Bearer Securities. (SECTION 1401 OF THE SENIOR INDENTURE, SECTION 1601 OF THE SUBORDINATED INDENTURE) A meeting may be called at any time by the Trustee for such Debt Securities, or upon the request of the Corporation or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given in accordance with the Indenture with respect thereto. (SECTION 1402 OF THE SENIOR INDENTURE, SECTION 1602 OF THE SUBORDINATED INDENTURE) Except as limited by the proviso in the preceding paragraph, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as limited by the proviso in the preceding paragraph, any resolution with respect to any consent or waiver which may be given by the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of a series issued under an Indenture may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of the Holders of a majority in principal amount of such Outstanding Debt Securities of that series; and provided, further, that, except as limited by the proviso in the preceding paragraph, any resolution with respect to any demand, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of a series issued under an Indenture may be adopted at a meeting or adjourned meeting at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. (SECTION 1404 OF THE SENIOR INDENTURE, SECTION 1604 OF THE SUBORDINATED INDENTURE)

     Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the applicable Indenture with respect thereto will be binding on all Holders of Debt Securities of that series and the related coupons issued under that Indenture. The quorum at any meeting of Holders of a series of Debt Securities called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Debt Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of such series issued under that Indenture will constitute a quorum. (SECTION 1404 OF THE SENIOR INDENTURE, SECTION 1604 OF THE SUBORDINATED INDENTURE)

EVENTS OF DEFAULT

     Unless otherwise provided in the applicable Prospectus Supplement, any series of Senior Securities issued under the Senior Indenture will provide that the following shall constitute Events of Default with respect to such series:
(i) default in payment of principal of or premium, if any, on any Senior Security of such series when due; (ii) default for 30 days in payment of interest, if any, on any Senior Security of such series or related coupon, if any, when due; (iii) default in the deposit of any sinking fund payment on any Senior Security of such series when due; (iv) default in the performance of certain covenants contained in such Indenture; (v) default in the performance of any other covenant in such Indenture, continued for 30 days after written notice thereof by the Trustee thereunder or the Holders of at least 25% in principal amount of the Outstanding Senior Securities of such series issued under that Indenture; and (vi) certain events of bankruptcy, insolvency or reorganization of the Corporation. (SECTION 501 OF THE SENIOR INDENTURE)

     Unless otherwise provided in the applicable Prospectus Supplement, any series of Subordinated Securities issued under the Subordinated Indenture will provide that the only Event of Default will be certain events of bankruptcy of the Corporation. (SECTION 501 OF THE SUBORDINATED INDENTURE) Unless specifically stated in the applicable Prospectus Supplement for a particular series of Subordinated Securities, there is no right of acceleration of the payment of principal of the Subordinated Securities upon a default in the payment of principal, premium, if any, or interest, if any, or in the performance of any covenant or agreement in the Subordinated Securities or Subordinated Indenture. In the event of a default in the payment of principal, premium, if any, or interest, if any, default of any sinking fund payment; or the performance of any covenant or agreement in the Subordinated Securities or Subordinated Indenture, the Trustee, subject to certain limitations and conditions, may institute judicial proceedings to enforce payment of such principal, premium, if any, or interest, if any, or to obtain the performance of such covenant or agreement or any other proper remedy. (SECTION 503 OF THE SUBORDINATED INDENTURE)

     The Corporation is required to file with each Trustee annually an Officers' Certificate concerning the absence of certain defaults under the terms of the Indentures. (SECTION 1007 OF THE SENIOR INDENTURE, SECTION 1004 OF THE SUBORDINATED INDENTURE) Each Indenture provides that if an Event of Default specified therein shall occur and be continuing, either the Trustee thereunder or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series issued under that Indenture may declare the principal of all such Debt Securities (or in the case of Original Issue Discount Securities, such portion of the principal amount thereof as may be specified in the terms thereof) to be due and payable. (SECTION 502) In certain cases, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series may, on behalf of the Holders of all Debt Securities of any such series and any related coupons, waive any past default or Event of Default except a default (i) in payment of the principal of or premium, if any, or interest, if any, on any of the Debt Securities of such series and (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series or coupon affected. (SECTION 513)

     Each Indenture contains a provision entitling the Trustee thereunder, subject to the duty of such Trustee during default to act with the required standard of care, to be indemnified by the Holders of the Debt Securities of any series thereunder or any related coupons before proceeding to exercise any right or power under such Indenture with respect to such series at the request of such Holders. (SECTION 603) Each Indenture provides that no Holder of any Debt Securities of any series thereunder or any related coupons may institute any proceeding, judicial or otherwise, to enforce such Indenture except in the case where the Trustee thereunder fails to act for 60 days after it receives written notice of default and the Trustee receives a request to enforce such Indenture by the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of such series and an offer of reasonable indemnity. (SECTION 507) This provision will not prevent any Holder of Debt Securities or any related coupons from enforcing payment of the principal thereof and premium, if any, and interest, if any, thereon at the respective due dates thereof. (SECTION 508) The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series issued under an Indenture may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee for such Debt Securities or exercising any trust or power conferred on it with respect to the Debt Securities of such series. However, such Trustee may refuse to follow any direction that conflicts with law or the Indenture under which it serves or which would be unjustly prejudicial to Holders not joining therein. (SECTION 512)

     The Subordinated Indenture provides that the Trustee thereunder will give to the Holders of Debt Securities notice of a default if not cured or waived, but, except in the case of a default in the payment of principal of or premium, if any, or interest, if any, on any Debt Securities of such series or any related coupons or in the payment of any sinking fund installment with respect to Debt Securities of such series or in the exchange of Capital Securities for Debt Securities of such series, the Trustee for such Debt Securities shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Holders of such Debt Securities. (SECTION 602 OF THE SUBORDINATED INDENTURE)

     The Senior Indenture provides that the Trustee thereunder will give to the Holders of Debt Securities notice of a default, however, in the case of default in the performance, or breach, of any covenant or warranty of the Company under the Senior Indenture, and continuance of such default or breach for 30 days after notice of default is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series, requiring it to be remedied, the Trustee for such Debt Securities will not give notice to Holders of such Debt Securities until at least 30 days after the occurrence of such default. (SECTION 602 OF THE SENIOR INDENTURE)

DEFEASANCE AND DISCHARGE

     The Corporation may be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations relating to temporary Debt Securities and exchange of Debt Securities, registration of transfer or exchange of Debt Securities of such series, replacement of stolen, lost or mutilated Debt Securities of such series, maintenance of paying agencies, obligations to hold monies for payment in trust and payment of additional amounts, if any, required in consequence of United States withholding taxes imposed on payments to non-U.S. persons) upon the deposit with the Trustee, in trust, of money and/or, to the extent such Debt Securities are denominated and payable in U.S. dollars only, Eligible Instruments which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any), each installment of interest on, and any mandatory sinking fund or analogous payments on, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of the applicable Indenture and the Debt Securities of such series. Such a trust may be established only if, among other things, (a) the Corporation has delivered to the Trustee an Opinion of Counsel to the effect that (i) the Corporation has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of the applicable Indenture there has been a change in applicable federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge, and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and (b) the Debt Securities of such series, if then listed on any domestic or foreign securities exchange, will not be delisted as a result of such deposit, defeasance and discharge. (SECTION 403) In the event of any such defeasance and discharge of Debt Securities of such series, Holders of Debt Securities of such series would be able to look only to such trust fund for payment of principal of and any premium and any interest on their Debt Securities until Maturity.

     The Corporation may terminate certain of its obligations under each Indenture with respect to the Debt Securities of any series thereunder, including its obligations to comply with the covenants described under " -- Covenants Contained in Indentures" above, with respect to such Debt Securities, on the terms and subject to the conditions contained in such Indentures, by depositing in trust with the Trustee money and/or, to the extent such Debt Securities are denominated and payable in U.S. dollars only, Eligible Instruments which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal and premium, if any, and interest, if any, on such Debt Securities, and any mandatory sinking fund, repayment or analogous payments thereon, on the scheduled due dates therefor. Such deposit and termination is conditioned, among other things, upon the Corporation's delivery of an opinion of counsel that the Holders of such Debt Securities will have no federal income tax consequences as a result of such deposit and termination. Such termination will not relieve the Corporation of its obligation to pay when due the principal of or interest on such Debt Securities if such Debt Securities of such series are not paid from the money or Eligible Instruments held by the Trustee for the payment thereof. (SECTION 1501 OF THE SENIOR INDENTURE, SECTION 1701 OF THE SUBORDINATED INDENTURE) The applicable Prospectus Supplement may further describe the provisions, if any, permitting or restricting such defeasance with respect to the Debt Securities of a particular series. In the event the Corporation exercises its option to omit compliance with the covenants described under " -- Covenants Contained in Indentures" above with respect to the Debt Securities of any series as described above and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, then the amount of money and

Eligible Instruments on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. The Corporation shall in any event remain liable for such payments as provided in the applicable Indenture.

SUBORDINATION

     The Subordinated Securities shall be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Debt (as defined below) of the Corporation. In the event that the Corporation shall default in the payment of any principal, premium, if any, or interest, if any, on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal, premium, if any, or interest, if any, on the Subordinated Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Subordinated Securities. (SECTION 1801 OF THE SUBORDINATED INDENTURE) "Senior Debt" means any obligation of the Corporation to its creditors, whether now outstanding or subsequently incurred, other than (i) any obligation as to which it is provided that such obligation is not Senior Debt and (ii) the Subordinated Securities. (SECTION 101 OF THE SUBORDINATED INDENTURE) As of September 30, 1996, the Corporation had no Senior Debt outstanding.

     In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Corporation, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding-up of the Corporation, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Corporation for the benefit of creditors or (iv) any other marshalling of the assets of the Corporation, all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the principal of or interest on the Subordinated Securities. In such event, any payment or distribution on account of the principal of or interest on the Subordinated Securities, whether in cash, securities or other property (other than securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Securities, to the payment of all Senior Debt at the time outstanding, and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Subordinated Securities shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full. (SECTION 1801 OF THE SUBORDINATED INDENTURE)

     In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Debt, the Holders of Subordinated Securities, together with the holders of any obligations of the Corporation ranking on a parity with the Subordinated Securities, shall be entitled to be repaid from the remaining assets of the Corporation the amounts at the time due and owing on account of unpaid principal, premium, if any, and interest, if any, on the Subordinated Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Corporation ranking junior to the Subordinated Securities and such other obligations. If any payment or distribution on account of the principal of or interest on the Subordinated Securities of any character or any security, whether in cash, securities or other property (other than securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Securities, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) shall be received by any Holder of any Subordinated Securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Debt shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full. (SECTION 1801 OF THE SUBORDINATED INDENTURE) By reason of such subordination, in the event of the insolvency of the Corporation, holders of Senior Debt may receive more, ratably, and holders of the Subordinated Securities having a claim pursuant to such securities may receive less, ratably, than the other creditors of the Corporation. Such subordination will not prevent the occurrence of any Event of Default in respect of the Subordinated Securities.

CONVERSION OF SUBORDINATED CONVERTIBLE SECURITIES

     The Holders of Subordinated Securities of a specified series that are convertible into Common Stock, Preferred Shares or Depositary Shares of the Corporation ("Subordinated Convertible Securities") will be entitled at certain times specified in the applicable Prospectus Supplement, subject to prior redemption, repayment or repurchase, to convert any Subordinated Convertible Securities of such series (in denominations set forth in the applicable Prospectus Supplement) into Common Stock, Preferred Shares or Depositary Shares, as the case may be, at the conversion price set forth in the applicable Prospectus Supplement, subject to adjustment as described below and in the applicable Prospectus Supplement. Except as described below, no adjustment will be made on conversion of any Subordinated Convertible Securities for interest accrued thereon or for dividends on any Common Stock, Preferred Shares or Depositary Shares issued. (SECTION 1903 OF THE SUBORDINATED INDENTURE) If any Subordinated Convertible Securities (not called for redemption or submitted for repayment) are converted between a Regular Record Date for the payment of interest and the next succeeding Interest Payment Date, such Subordinated Convertible Securities must be accompanied by funds equal to the interest payable on such succeeding Interest Payment Date on the principal amount so converted. (SECTION 1903 OF THE SUBORDINATED INDENTURE) The Corporation is not required to issue fractional shares of Common Stock upon conversion of Subordinated Convertible Securities that are convertible into Common Stock and, in lieu thereof, will pay a cash adjustment based upon the Closing Price (as defined in the Subordinated Indenture) of the Common Stock on the last business day prior to the date of conversion. (SECTION 1904 OF THE SUBORDINATED INDENTURE) In the case of Subordinated Convertible Securities called for redemption or submitted for repayment, conversion rights will expire at the close of business on the redemption date or repayment date, as the case may be. (SECTION 1902 OF THE SUBORDINATED INDENTURE)

     Unless otherwise indicated in the applicable Prospectus Supplement, the conversion price for Subordinated Convertible Securities that are convertible into Common Stock is subject to adjustment under formulas set forth in the Subordinated Indenture upon the occurrence of certain events, including the issuance of the Corporation's capital stock as a dividend or distribution on the Common Stock; subdivisions and combinations of the Common Stock; the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase Common Stock within 45 days after the date fixed for the determination of the stockholders entitled to receive such rights or warrants, at less than the current market price (as defined in the Subordinated Indenture); and the distribution to all holders of Common Stock of evidences of indebtedness or assets of the Corporation (excluding certain cash dividends and distributions described in the next paragraph) or rights or warrants (excluding those referred to above). (SECTION 1906 OF THE SUBORDINATED INDENTURE) In the event that the Corporation shall distribute any rights or warrants to acquire capital stock ("Capital Stock Rights") pursuant to which separate certificates representing such Capital Stock Rights will be distributed subsequent to the initial distribution of such Capital Stock Rights (whether or not such distribution shall have occurred prior to the date of the issuance of a series of Subordinated Convertible Securities), such subsequent distribution shall be deemed to be the distribution of such Capital Stock Rights; provided that the Corporation may, in lieu of making any adjustment in the conversion price upon a distribution of separate certificates representing such Capital Stock Rights, make proper provision so that each Holder of such a Subordinated Convertible Security who converts such Subordinated Convertible Security (or any portion thereof) (a) before the record date for such distribution of separate certificates shall be entitled to receive upon such conversion shares of Common Stock issued with

Capital Stock Rights and (b) after such record date and prior to the expiration, redemption or termination of such Capital Stock Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the same number of such Capital Stock Rights as would a holder of the number of shares of Common Stock that such Subordinated Convertible Security so converted would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the Capital Stock Rights if such Subordinated Convertible Security were converted immediately prior to the record date for such distribution. Common Stock owned by or held for the account of the Corporation or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment. (SECTION 1906 OF THE SUBORDINATED INDENTURE)

     No adjustment in the conversion price of Subordinated Convertible Securities that are convertible into Common Stock will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment in the conversion price of Subordinated Convertible Securities that are convertible into Common Stock will be required unless such adjustment would require a change of at least 1% in the conversion price then in effect, provided that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; and provided, further, that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Notwithstanding any of the foregoing, the issuance of Common Stock under the Corporation's Dividend Reinvestment and Stock Purchase Plan shall not require an adjustment to the conversion price of Subordinated Convertible Securities that are convertible into Common Stock. The Corporation reserves the right to make such reductions in the conversion price in addition to those required in the foregoing provisions as the Corporation, in its discretion, shall determine to be advisable in order that certain stock-related distributions thereafter made by the Corporation to its stockholders shall not be taxable. (SECTION 1906 OF THE SUBORDINATED INDENTURE) Except as stated above, the conversion price will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or securities carrying the right to purchase any of the foregoing.

     In the case of (i) a reclassification or change of the Common Stock, (ii) a consolidation or merger involving the Corporation or (iii) a sale or conveyance to another corporation of the property and assets of the Corporation as an entirety or substantially as an entirety, in each case, as a result of which holders of Common Stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to, or in exchange for, such Common Stock, the Holders of the Subordinated Convertible Securities then outstanding that are convertible into Common Stock will be entitled thereafter to convert such Subordinated Convertible Securities into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such Subordinated Convertible Securities been converted into Common Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. (SECTION 1907 OF THE SUBORDINATED INDENTURE)

     In the event of a taxable distribution to holders of Common Stock (or other transaction) which results in any adjustment of the conversion price of Subordinated Convertible Securities that are convertible into Common Stock, the Holders of such Subordinated Convertible Securities may, in certain circumstances, be deemed to have received a distribution subject to United States income tax as a dividend; in certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of Common Stock or such Subordinated Convertible Securities.

                        DESCRIPTION OF PREFERRED SHARES

     The following description of the terms of the Preferred Shares sets forth certain general terms and provisions of the Preferred Shares to which any Prospectus Supplement may relate. Certain other terms of any series of the Preferred Shares offered by any Prospectus Supplement will be described in the Prospectus Supplement relating to such series of the Preferred Shares. If so indicated in the Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The description of certain provisions of the Preferred Shares set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Designations relating to each series of the Preferred Shares.

GENERAL

     Pursuant to the Corporation's Articles of Incorporation, as amended (the "Articles"), the Board of Directors of the Corporation has the authority, without further stockholder action, to issue from time to time a maximum of 1,000,000 shares of preferred stock, without par value ("Preferred Stock"), including shares issued or reserved for issuance, in one or more series and with such terms and at such times and for such consideration as the Board of Directors of the Corporation may determine. The terms and conditions of the Preferred Stock are governed by the laws of the state of Ohio as well as by the Corporation's Articles, and the Corporation's Code of Regulations. The authority of the Board of Directors of the Corporation includes the determination or fixing of the following with respect to shares of any series thereof: (i) the number of shares and designation or title thereof; (ii) rights as to dividends;
(iii) whether and upon what terms the shares are to be redeemable; (iv) the rights of the holders upon the dissolution, or upon the distribution of assets, of the Corporation; (v) whether and upon what terms the shares shall have a purchase, retirement or sinking fund; (vi) whether and upon what terms the shares are to be convertible; (vii) the voting rights, if any, which shall apply; and (viii) any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series. At September 30, 1996, no shares of Preferred Stock were outstanding.

     As described under "DESCRIPTION OF DEPOSITARY SHARES," the Corporation may, at its option, elect to offer Depositary Shares evidenced by depositary receipts ("Depositary Receipts"), each representing a fractional interest (to be specified in the Prospectus Supplement relating to the particular series of the Preferred Shares) in a share of the particular series of the Preferred Shares issued and deposited with a Depositary (as defined).

     Under interpretations adopted by the Federal Reserve Board, if the holders of any series of the Preferred Shares become entitled to vote for the election of directors because dividends on such series are in arrears as described under "-- Voting Rights" below, such series may then be deemed a "class of voting securities" and a holder of 25% or more of such series (or a holder of 5% or more if it otherwise exercises a "controlling influence" over the Corporation) may then be subject to regulation as a bank holding company in accordance with the BHCA. In addition, at such time as such series is deemed a class of voting securities, any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 5% or more of such series, and any person other than a bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 10% or more of such series.

     The Preferred Shares shall have the dividend, liquidation, redemption, voting and conversion rights set forth below unless otherwise provided in the Prospectus Supplement relating to a particular series of the Preferred Shares. For information concerning legal limitations on the ability of the Bank to supply funds to the Corporation, see "CERTAIN REGULATORY MATTERS." Reference is made to the Prospectus Supplement relating to the particular series of the Preferred Shares offered thereby for specific terms, including (i) the title, stated value and liquidation preference of such Preferred Shares and the number of Preferred Shares offered; (ii) the initial public offering price at which such Preferred Shares will be issued; (iii) the dividend rate or rates (or method of calculation), the dividend periods, the dates on which dividends shall be payable, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate; (iv) any repurchase, redemption or sinking fund provisions;

(v) any conversion provisions; (vi) whether the Corporation has elected to offer Depositary Shares as described under "DESCRIPTION OF DEPOSITARY SHARES;" and
(vii) any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

     The Preferred Shares will, when issued, be fully paid and nonassessable. Unless otherwise specified in the Prospectus Supplement relating to a particular series of the Preferred Shares, each series of the Preferred Shares will rank on a parity in all respects with each other series of the Preferred Shares and will rank senior to the Corporation's Series A Preferred Stock described below. The Preferred Shares will have no preemptive rights to subscribe for any additional securities which may be issued by the Corporation. Unless otherwise specified in the applicable Prospectus Supplement, the Bank will be the transfer agent and registrar for the Preferred Shares and any Depositary Shares.

     Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares will rank on a parity in all respects with the outstanding Preferred Stock of the Corporation and shall rank senior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets. The Common Stock of the Corporation, including the Common Stock that may be issued upon conversion of the Preferred Shares or in exchange for, or upon conversion of, Subordinated Securities, will be subject to any prior rights of the Preferred Stock then outstanding. Therefore, the rights of any Preferred Stock that may be subsequently issued, may limit the rights of the holders of the Preferred Shares and Common Stock of the Corporation.

DIVIDENDS

     The holders of the Preferred Shares of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Corporation or a duly authorized committee thereof, out of funds legally available therefor, cash dividends at such rates and on such dates as will be set forth in the Prospectus Supplement relating to such series. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be set forth in the Prospectus Supplement. Dividends will be payable to the holders of record as they appear on the stock books of the Corporation on such record dates as will be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof.

     Dividends on any series of the Preferred Shares may be cumulative or noncumulative, as provided in the applicable Prospectus Supplement. If the Board of Directors of the Corporation fails to declare a dividend payable on a dividend payment date on any series of the Preferred Shares for which dividends are noncumulative ("Noncumulative Preferred Shares"), then the holders of such series of the Preferred Shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Corporation will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment dates.

     No full dividends will be declared or paid or set apart for payment on any stock of the Corporation ranking, as to dividends, on a parity with or junior to the Preferred Shares for any period unless full dividends on the Preferred Shares of each series (including any accumulated dividends) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment. When dividends are not paid in full upon any series of Preferred Shares and any Preferred Stock ranking on a parity as to dividends with the Preferred Shares, all dividends declared or made upon Preferred Shares of each series and any Preferred Stock ranking on a parity as to dividends with the Preferred Shares shall be declared pro rata so that the amount of dividends declared per share on Preferred Shares of each series and such Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share (which, in the case of Noncumulative Preferred Shares, shall not include any accumulation in respect of unpaid dividends for prior dividend periods) on shares of each series of the Preferred Shares and such Preferred Stock bear to each other. Except as provided in the preceding sentence, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or any other stock of the Corporation ranking junior to the Preferred Shares as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Preferred Shares as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the

Corporation ranking junior to or on a parity with the Preferred Shares as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Preferred Shares as to dividends and upon liquidation) unless, in each case, the full dividends on each series of the Preferred Shares shall have been paid or declared and set aside for payment. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on any series of the Preferred Shares which may be in arrears.

REDEMPTION

     A series of the Preferred Shares may be redeemable, in whole or in part, at the option of the Corporation, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case, upon terms, at the times and at the redemption prices set forth in the Prospectus Supplement relating to such series. Preferred Shares redeemed by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, as the case may be.

     The Prospectus Supplement relating to a series of the Preferred Shares which is subject to mandatory redemption will specify the number of shares of such series of the Preferred Shares which shall be redeemed by the Corporation in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. The redemption price may be payable in cash or other property, as specified in the Prospectus Supplement relating to such series of the Preferred Shares. If the redemption price is payable only from the net proceeds of the issuance of capital stock of the Corporation, the terms of such series may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the applicable shares of such series of the Preferred Shares shall automatically and mandatorily be converted into shares of the applicable capital stock of the Corporation pursuant to conversion provisions specified in the Prospectus Supplement relating to such series of the Preferred Shares.

     If fewer than all of the outstanding shares of any series of the Preferred Shares are to be redeemed, the number of Preferred Shares to be redeemed will be determined by the Board of Directors of the Corporation and such Preferred Shares shall be redeemed pro rata from the holders of record of such Preferred Shares in proportion to the number of such Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares).

     Notwithstanding the foregoing, if any dividends, including any accumulation, on Preferred Shares of any series are in arrears, no Preferred Shares of such series shall be redeemed unless all outstanding Preferred Shares of such series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any Preferred Shares of such series; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series pursuant to a purchase or exchange offer, provided that such offer is made on the same terms to all holders of such series of the Preferred Shares.

     Notice of redemption shall be given by mailing the same to each record holder of the shares to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption thereof, to the respective addresses of such holders as the same shall appear on the stock books of the Corporation. Each such notice shall state (i) the redemption date; (ii) the number of Preferred Shares and series of the Preferred Shares to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Shares are to be surrendered for payment of the redemption price; (v) that dividends on the Preferred Shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights as to such Preferred Shares, if any, shall terminate. If fewer than all Preferred Shares of any series of the Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number or percentage of Preferred Shares to be redeemed from such holder.

     If notice of redemption has been given, from and after the redemption date for the shares of the series of the Preferred Shares called for redemption (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the Preferred Shares so called for redemption), dividends on the Preferred Shares so called for redemption shall cease to accrue and such Preferred Shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive the redemption price) shall cease. Upon surrender in accordance with such notice of the certificates representing any Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), the redemption price set forth above shall be paid out of funds provided by the Corporation. If fewer than all of the Preferred Shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed Preferred Shares without cost to the holder thereof.

     In the event that a redemption described above is deemed to be a "tender offer" within the meaning of Rule 14e-1 under the Exchange Act, the Company will comply with all applicable provisions of the Exchange Act.

CONVERSION

     The Prospectus Supplement relating to a series of the Preferred Shares which is convertible will state the terms on which Preferred Shares of that series are convertible into shares of Common Stock or a series of Preferred Stock.

RIGHTS UPON LIQUIDATION

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of each series of the Preferred Shares and any Preferred Stock ranking on a parity with such series of Preferred Shares upon liquidation will be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets is made to holders of the Common Stock or any other class or series of stock of the Corporation ranking junior to such series of the Preferred Shares upon liquidation, liquidation distributions in the amount set forth in the Prospectus Supplement relating to such series of the Preferred Shares plus an amount equal to the sum of all accrued and unpaid dividends (whether or not earned or declared) for the then current dividend period and, if such series of the Preferred Shares is cumulative, for all dividend periods prior thereto. Neither the sale of all or substantially all of the property and assets of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation nor the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of the Preferred Shares of any series and any other Preferred Stock of the Corporation ranking as to any such distribution on a parity with such series of the Preferred Shares shall be insufficient to pay in full all amounts to which such holders are entitled, no such distribution shall be made on account of any shares of any other series of the Preferred Shares or Preferred Stock of the Corporation ranking as to any such distribution on a parity with the Preferred Shares of such series upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the Preferred Shares of such series, ratably, in proportion to the full distributive amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up. After payment of the full amount of the liquidation distribution to which they are entitled, the holders of such series of the Preferred Shares will have no right or claim to any of the remaining assets of the Corporation.

VOTING RIGHTS

     Except as indicated below or in the Prospectus Supplement relating to a particular series of the Preferred Shares, or except as expressly required by applicable law, the holders of the Preferred Shares will not be entitled to vote. In the event the Corporation issues shares of a series of the Preferred Shares, unless otherwise indicated in the Prospectus Supplement relating to such series, each share will be entitled to one vote on matters on which holders of such series are entitled to vote. However, as more fully described under "DESCRIPTION OF DEPOSITARY SHARES," if the Corporation elects to provide for the issuance of Depositary Shares representing fractional interests in a share of such series of the Preferred Shares, the holders of each such Depositary Share will, in effect, be entitled through the Depositary to such fraction of a vote, rather than a full vote. In the case of any series of Preferred Shares having one vote per share on matters on which holders of such series are entitled to vote, the voting power of such series, on matters on which holders of such series and holders of any other series of Preferred Shares or a series of Preferred Stock are entitled to vote as a single class, will depend on the number of shares in such series, not the aggregate stated value, liquidation preference or initial offering price of the shares of such series of the Preferred Shares.

     Whenever dividends on any series of the Preferred Shares shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of shares of the Preferred Shares of such series (voting together as a class with holders of shares of any one or more series of Preferred Stock ranking on a parity with the Preferred Shares as to dividends and upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors on the terms set forth below and until all past dividends accumulated on Preferred Shares of such series shall have been paid in full. Each holder of Preferred Shares of such series will have one vote for each share of stock held and each other series will have such number of votes, if any, for each share of stock held as may be granted to them. In such case, the Board of Directors of the Corporation will be increased by two directors, and the holders of the Preferred Shares of such series (together with the holders of shares of any one or more series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) will have the exclusive right as members of such class, as outlined above, to elect two directors at the next annual meeting of stockholders.

     So long as any Preferred Shares of any series remain outstanding, the Corporation will not, without the consent of the holders of the outstanding Preferred Shares of such series and outstanding shares of all series of Preferred Stock ranking on a parity with the Preferred Shares of such series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are then exercisable, by a vote of at least two-thirds of all such outstanding Preferred Shares and shares of Preferred Stock voting together as a class, given in person or by proxy, either in writing or at a meeting, (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to the Preferred Shares with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or (ii) amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of the Corporation's Articles or of the resolutions contained in a Certificate of Designations for any series of the Preferred Shares designating such series of the Preferred Shares and the preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions thereof, so as to adversely affect any right, preference, privilege or voting power of the Preferred Shares or the holders thereof; provided, however, that any increase in the amount of the authorized Preferred Stock or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case, ranking on a parity with or junior to the Preferred Shares with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up will not be deemed to adversely affect such rights, preferences, privileges or voting powers.

                        DESCRIPTION OF DEPOSITARY SHARES

     The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined) and of the Depositary Shares and Depositary Receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the Deposit Agreement and Depositary Receipts relating to each series of the Preferred Shares a form of which is filed as an exhibit to the Registration Statement to which this Prospectus pertains.

GENERAL

     The Corporation may, at its option, elect to offer fractional interests in Preferred Shares, rather than full Preferred Shares. In the event such option is exercised, the Corporation will provide for the issuance by a Depositary to the public of Depositary Receipts evidencing Depositary Shares, each of which will represent a fractional interest (to be set forth in the Prospectus Supplement relating to a particular series of the Preferred Shares) in a share of a particular series of the Preferred Shares as described below.

     The shares of any series of the Preferred Shares underlying the Depositary Shares will be deposited under a separate deposit agreement (the "Deposit Agreement") between the Corporation and a bank or trust company selected by the Corporation having its principal executive office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the principal executive office of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fractional interest in a Preferred Share underlying such Depositary Share, to all the rights and preferences of the Preferred Shares underlying such Depositary Share (including dividend, voting, redemption, conversion and liquidation rights).

     Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of the Corporation, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Corporation's expense.

     Upon surrender of the Depositary Receipts at the principal office of the Depositary (unless the related Depositary Shares have previously been called for redemption), the owner of the Depositary Shares evidenced thereby is entitled to delivery at such office, to or upon his order, of the number of Preferred Shares and any money or other property represented by such Depositary Shares. Partial Preferred Shares will not be issued. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole Preferred Shares to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Holders of Preferred Shares thus withdrawn will not thereafter be entitled to deposit such shares under the Deposit Agreement or to receive Depositary Shares therefor. The Corporation does not expect that there will be any public trading market for the Preferred Shares represented by Depositary Receipts except as represented by the Depositary Shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Shares to the record holders of Depositary Shares relating to such Preferred Shares in proportion to the numbers of such Depositary Shares owned by such holders on the relevant record date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Shares.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Corporation, sell such property and distribute the net proceeds from such sale to such holders.

     The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Corporation to holders of the Preferred Shares shall be made available to holders of Depositary Shares.

REDEMPTION OF DEPOSITARY SHARES

     If a series of the Preferred Shares underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of the Preferred Shares held by the Depositary. The Depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Shares. Whenever the Corporation redeems Preferred Shares held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares relating to the Preferred Shares so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING THE PREFERRED SHARES

     Upon receipt of notice of any meeting at which the holders of the Preferred Shares are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Shares. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Shares) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Shares underlying such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of Preferred Shares underlying such Depositary Shares in accordance with such instructions, and the Corporation will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting Preferred Shares to the extent it does not receive specific instructions from the holders of Depositary Shares relating to such Preferred Shares.

TAXATION

     Owners of Depositary Shares will be treated for federal income tax purposes as if they were owners of the Preferred Shares represented by such Depositary Shares, and, accordingly, will be entitled to take into account for federal income tax purposes income and deductions to which they would be entitled if they were holders of such Preferred Shares. In addition, (i) no gain or loss will be recognized for federal income tax purposes upon the withdrawal of Preferred Shares in exchange for Depositary Shares as provided in the Deposit Agreement, (ii) the tax basis of each Preferred Share to an exchanging owner of Depositary Shares will, upon such exchange, be the same as the aggregate tax basis of the Depositary Shares exchanged therefor, and (iii) the holding period for the Preferred Shares in the hands of an exchanging owner of Depositary Shares will include the period during which such person owned such Depositary Shares.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

     The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Corporation and the Depositary.

However, any amendment which materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless such amendment has been approved by the record holders of at least a majority of the Depositary Shares then outstanding. A Deposit Agreement may be terminated by the Corporation or the Depositary only if (i) all outstanding Depositary Shares relating thereto have been redeemed or (ii) there has been a final distribution in respect of the Preferred Shares of the relevant series in connection with any liquidation, dissolution or winding up of the Corporation and such distribution has been distributed to the holders of the related Depositary Shares.

CHARGES OF DEPOSITARY

     The Corporation will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Corporation will pay charges of the Depositary in connection with the initial deposit of the Preferred Shares and any redemption of the Preferred Shares. Holders of Depositary Shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

MISCELLANEOUS

     The Depositary will forward to the holders of Depositary Shares all reports and communications from the Corporation which are delivered to the Depositary and which the Corporation is required to furnish to the holders of the Preferred Shares.

     Neither the Depositary nor the Corporation will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Corporation and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Shares unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting Preferred Shares for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The Depositary may resign at any time by delivering to the Corporation notice of its election to do so, and the Corporation may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                          DESCRIPTION OF COMMON STOCK

GENERAL

     The Board of Directors of the Corporation is authorized to issue a maximum of 100,000,000 shares of Common Stock. As of September 30, 1996, 30,160,458 shares of Common Stock were issued, of which 29,136,171 were outstanding and 1,024,287 were held as treasury shares. The Corporation announced on December 10, 1996, that it would split its Common Stock 3-for-1 and pay a dividend of Common Stock on January 13, 1997 to Shareholders of Common Stock of record on December 7, 1996. The terms and conditions of the Common Stock are governed by the laws of the State of Ohio as well as by the Corporation's Articles and Code of Regulations.

     Subject to any prior rights of any Preferred Stock then outstanding, holders of the Common Stock are entitled to receive such dividends as are declared by the Board of Directors of the Corporation out of funds legally available therefor. For information concerning legal limitations on the ability of the Bank to supply funds to the Corporation, see "CERTAIN REGULATORY MATTERS." Subject to the rights, if any, of any Preferred Stock then outstanding, all voting rights are vested in the holders of Common Stock. Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders of the Corporation. Holders of Common Stock are not entitled to cumulate votes for the election of directors. The Board of Directors of the Corporation is divided into three classes. The directors of the class elected at each annual election hold office for a term of three years. The Corporation's Articles provide that directors may be removed only for "cause", which is defined as the conviction of a felony or a finding by a court of negligence or misconduct in the performance of a director's duties.

     The Common Stock has no preemptive rights and is not subject to further calls or assessments by the Corporation. The transfer agent and registrar for the Common Stock is the Bank.

     The Corporation's Articles provide that, unless certain conditions have been met, specified business combination transactions (including, but not limited to, a merger with, or sale of all or substantially all the Corporation's assets to, a "related person") submitted to shareholders require the affirmative vote of holders of at least 80% of the Corporation's outstanding shares of Common Stock and the affirmative vote of at least 50% of the outstanding shares of Common Stock held by shareholders other than the related person. Generally, a "related person" is one who beneficially owns 20% or more of the Corporation's outstanding shares of Common Stock. Amendments to certain provisions of the Corporation's Articles (including, among others, those requiring a classified Board of Directors of the Corporation and the super-majority voting provisions), also must be approved by at least 80% of the outstanding shares of Common Stock and, if there is a related person, at least 50% of the outstanding shares not held by the related person.

RIGHTS PLAN

     Each share of Common Stock outstanding (and each share issued by the Corporation prior to the occurrence of certain events) carries with it one preferred stock purchase right ("Preferred Stock Purchase Right") to purchase, at a price of $100.00, one-hundredth of a share of the Corporation's Series A Preferred Stock. The Preferred Stock Purchase Rights are exercisable only if a person or group (an "Adverse Person") acquires or obtains the right to acquire ownership of 20% or more of the Corporation's Common Stock, commences a tender or exchange offer for 30% or more of the Common Stock or is declared an "Adverse Person" by the Corporation's Board of Directors. The Corporation is entitled to redeem the Preferred Stock Purchase Rights at a price of one cent per Preferred Stock Purchase Right at any time before the twentieth day following the date a 20% position has been acquired.

     If the Corporation is acquired in a merger or other business combination transaction, each Preferred Stock Purchase Right entitles its holder (other than an Acquiring Person or Adverse Person) to purchase, at the Preferred Stock Purchase Right's then-current exercise price, a number of the acquiring company's common shares having a market value at that time of twice the Preferred Stock Purchase Right's exercise price. The Preferred Stock Purchase Rights also provide a similar right for holders (other than an Acquiring Person or Adverse Person) to purchase Common Stock having a market value at that time of twice the

Preferred Stock Purchase Right's exercise price under certain circumstances where a person or group has acquired a 30% block of the Corporation's Common Stock or been declared an "Adverse Person" by a majority of the Corporation's outside directors.

     As long as the Preferred Stock Purchase Rights are attached to and evidenced by the certificates representing the Common Stock, the Corporation will continue to issue one Preferred Stock Purchase Right with each share of Common Stock that shall become outstanding. A Preferred Stock Purchase Right is presently attached to each issued and outstanding share of Common Stock. The Preferred Stock Purchase Rights will expire on October 20, 1999 unless earlier redeemed.

     The Preferred Stock Purchase Rights have certain antitakeover effects. The Preferred Stock Purchase Rights may cause substantial dilution to a person or group that attempts to acquire the Corporation on terms not approved by the Board of Directors of the Corporation. The Preferred Stock Purchase Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Corporation since the Rights may be redeemed by the Corporation prior to the consummation of such transactions.

     The Rights Agreement between the Corporation and Mellon Bank, N.A., as Rights Agent, dated as of October 10, 1989, has been filed as an exhibit to the Company's Current Report on Form 8-A dated May 5, 1994. The description of the Rights found in the foregoing Form 8-A has been incorporated by reference herein and copies of such Form can be obtained in the manner set forth under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                       DESCRIPTION OF SECURITIES WARRANTS

     The Corporation may issue Securities Warrants for the purchase of Debt Securities, Preferred Shares, Depositary Shares or Common Stock. Securities Warrants may be issued independently or together with Debt Securities, Preferred Shares or Depositary Shares offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities, Preferred Shares or Depositary Shares. Each series of Securities Warrants will be issued under a separate warrant agreement (a "Securities Warrant Agreement") to be entered into between the Corporation and a bank or trust company, as securities warrant agent (the "Securities Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of offered Securities Warrants. The Securities Warrant Agent will act solely as an agent of the Corporation in connection with securities warrant certificates (the "Securities Warrant Certificates") and will not assume any obligation or relationship of agency or trust for or with any holders of Securities Warrant Certificates or beneficial owners of Securities Warrants. Copies of the forms of Securities Warrant Agreements, including the forms of Securities Warrant Certificates representing the Securities Warrants, are filed as exhibits to the Registration Statement to which this Prospectus pertains. The following summaries of certain provisions of the forms of Securities Warrant Agreements and Securities Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Securities Warrant Agreements and the Securities Warrant Certificates.

GENERAL

     If Securities Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including, in the case of Securities Warrants for the purchase of Debt Securities, the following where applicable: (i) the offering price and exercise price; (ii) the currencies in which such Securities Warrants are being offered; (iii) the designation, aggregate principal amount, currencies, denominations and terms of the series of Debt Securities purchasable upon exercise of such Securities Warrants; (iv) the designation and terms of any series of Debt Securities, Preferred Shares or Depositary Shares with which such Securities Warrants are being offered and the number of such Securities Warrants being offered with each such Debt Security, Preferred Share or Depositary Share; (v) the date on and after which such Securities Warrants and the related series of Debt Securities, Preferred Shares or Depositary Shares will be transferable separately; (vi) the principal amount of the series of Debt Securities purchasable upon exercise of each such Securities Warrant and the price at which and currencies in which such principal amount of Debt Securities of such series may be purchased upon such exercise;
(vii) the date on which the right to exercise such Securities Warrants shall commence and the date on which such right shall expire (the "Expiration Date");
(viii) whether the Securities Warrants will be issued in registered or bearer form; (ix) United States federal income tax consequences; and (x) any other terms of such Securities Warrants.

     In the case of Securities Warrants for the purchase of Preferred Shares, Depositary Shares or Common Stock, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including the following where applicable: (i) the offering price and exercise price; (ii) the aggregate number of shares purchasable upon exercise of such Securities Warrants and, in the case of Securities Warrants for Preferred Shares or Depositary Shares, the designation, aggregate number and terms of the series of Preferred Shares purchasable upon exercise of such Securities Warrants or underlying the Depositary Shares purchasable upon exercise of such Securities Warrants; (iii) the designation and terms of the series of Debt Securities, Preferred Shares or Depositary Shares with which such Securities Warrants are being offered and the number of such Securities Warrants being offered with each such Debt Security, Preferred Share or Depositary Share; (iv) the date on and after which such Securities Warrants and the related series of Debt Securities, Preferred Shares or Depositary Shares will be transferable separately; (v) the number of Preferred Shares, Depositary Shares or shares of Common Stock purchasable upon exercise of each such Securities Warrant and the price at which such number of Preferred Shares or Depositary Shares of such series or shares of Common Stock may be purchased upon each exercise; (vi) the date on which the right to exercise such Securities Warrants shall commence and the Expiration Date; (vii) United States federal income tax consequences; and (viii) any other terms of such Securities Warrants. Securities Warrants for the purchase of Preferred Shares, Depositary Shares or Common Stock will be offered and exercisable for U.S. dollars only and will be in registered form only.

     Securities Warrant Certificates may be exchanged for new Securities Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Securities Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Securities Warrant to purchase Debt Securities, holders of such Securities Warrants will not have any of the rights of Holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise or to enforce covenants in the applicable indenture. Prior to the exercise of any Securities Warrants to purchase Preferred Shares, Depositary Shares or Common Stock, holders of such Securities Warrants will not have any rights of holders of the Preferred Shares, Depositary Shares or Common Stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the Preferred Shares, Depositary Shares or Common Stock purchasable upon such exercise or to exercise any applicable right to vote.

EXERCISE OF SECURITIES WARRANTS

     Each Securities Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or number of Preferred Shares, Depositary Shares or shares of Common Stock, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Securities Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Corporation), unexercised Securities Warrants will become void.

     Securities Warrants may be exercised by delivering to the Securities Warrant Agent payment as provided in the applicable Prospectus Supplement of the amount required to purchase the Debt Securities, Preferred Shares, Depositary Shares or Common Stock, as the case may be, purchasable upon such exercise together with certain information set forth on the reverse side of the Securities Warrant Certificate. Securities Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the Securities Warrant Certificate evidencing such Securities Warrants. Upon receipt of such payment and the Securities Warrant Certificate properly completed and duly executed at the corporate trust office of the Securities Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Corporation will, as soon as practicable, issue and deliver the Debt Securities, Preferred Shares, Depositary Shares or Common Stock, as the case may be, purchasable upon such exercise. If fewer than all of the Securities Warrants represented by such Securities Warrant Certificate are exercised, a new Securities Warrant Certificate will be issued for the remaining amount of Securities Warrants.

AMENDMENTS AND SUPPLEMENTS TO SECURITIES WARRANT AGREEMENTS

     The Securities Warrant Agreements may be amended or supplemented without the consent of the holders of the Securities Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Securities Warrants and that do not adversely affect the interests of the holders of the Securities Warrants.

COMMON STOCK WARRANT ADJUSTMENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant are subject to adjustment in certain events, including (i) the issuance of capital stock as a dividend or distribution on the Common Stock;
(ii) subdivisions and combinations of the Common Stock; (iii) the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase Common Stock within 45 days after the date fixed for the determination of the stockholders entitled to receive such rights or warrants, at less than the current market price (as defined in the Warrant Agreement for such series of Common Stock Warrants); (iv) the distribution to all holders of Common Stock of evidences of indebtedness or assets of the Corporation (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above). In the event that the Corporation shall distribute any rights or warrants to acquire capital stock pursuant to clause (iii) above (the "Capital Stock Rights"), pursuant to which separate certificates representing such Capital Stock Rights will be distributed subsequent to the initial distribution of such Capital Stock Rights (whether or not such distribution shall have occurred prior to the date of the issuance of a series of Common Stock Warrants), such subsequent distribution shall be deemed to be the distribution of such Capital Stock Rights; provided that the Corporation may, in lieu of making any adjustment in the exercise price of and the number of shares of Common Stock covered by a Common Stock Warrant upon a distribution of separate certificates representing such Capital Stock Rights, make proper provision so that each holder of such a Common Stock Warrant who exercises such Common Stock Warrant (or any portion thereof) (a) before the record date for such distribution of separate certificates shall be entitled to receive upon such exercise shares of Common Stock issued with Capital Stock Rights and (b) after such record date and prior to the expiration, redemption or termination of such Capital Stock Rights shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, the same number of such Capital Stock Rights as would a holder of the number of shares of Common Stock that such Common Stock Warrant so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the Capital Stock Rights if such Common Stock Warrant was exercised immediately prior to the record date for such distribution. Common Stock owned by or held for the account of the Corporation or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment.

     No adjustment in the exercise price of and the number of shares of Common Stock covered by a Common Stock Warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least 1% in the exercise price then in effect; provided that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; provided, further, that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of and the number of shares of Common Stock covered by a Common Stock Warrant will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or securities carrying the right to purchase any of the foregoing.

     In the case of (i) a reclassification or change of the Common Stock, (ii) a consolidation or merger involving the Corporation or (iii) a sale or conveyance to another corporation of the property and assets of the Corporation as an entirety or substantially as an entirety, in each case, as a result of which holders of the Corporation's Common Stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such Common Stock, the holders of the Common Stock Warrants then outstanding will be entitled thereafter to convert such Common Stock Warrants into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such Common Stock Warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

                              PLAN OF DISTRIBUTION

     The Corporation may offer and sell the Offered Securities in any of two ways: (i) through agents or (ii) directly to one or more purchasers. The Prospectus Supplement with respect to any of the Offered Securities will set forth the terms of the offering of such Offered Securities, including the name or names of any underwriters or agents, the purchase price of such Offered Securities, the proceeds to the Corporation from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which such Offered Securities may be listed.

     The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Underwriters, dealers and agents may be entitled, under agreements entered into with the Corporation, to indemnification by the Corporation against certain civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters and agents, and affiliates thereof, may be customers of, engage in transactions with, or perform services for the Corporation and its affiliates in the ordinary course of business.

     Each underwriter, dealer and agent participating in the distribution of any Debt Securities that are issuable as Bearer Securities will agree that, in connection with the original issuance of such Bearer Securities, it will not offer, sell or deliver, directly or indirectly, Bearer Securities to a United States person or to any person within the United States, except to the extent permitted under United States Treasury regulations.

     All Offered Securities, except for the Common Stock, will be new issues of securities with no established trading market. Any underwriters to whom Offered Securities are sold by the Corporation for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given concerning the liquidity of the trading market for any Offered Securities.

                             VALIDITY OF SECURITIES

     The validity of the Offered Securities will be passed upon for the Corporation by Thomas J. Lakin, Esq., Executive Vice President, General Counsel of the Corporation. As of December 31, 1996, Mr. Lakin was the beneficial owner of 10,578 shares of Common Stock and had options to acquire 63,152 additional shares.

                                    EXPERTS

     The consolidated financial statements of the Corporation and subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, incorporated by reference in this registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing, in giving such report.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

    Registration Fee..........................................................  $151,515
    *Legal Fees and Expenses..................................................   120,000
    *Trustee Fees and Expenses................................................    30,000
    *Accounting Fees and Expenses.............................................    10,000
    *Blue Sky.................................................................     7,500
    *Printing and Engraving Fees..............................................    20,000
    *Rating Agency Fees.......................................................   135,000
    *Listing Fees.............................................................         0
    *Miscellaneous............................................................         0
                                                                                --------
              Total...........................................................  $474,015
                                                                                ========

---------------
* Estimated pursuant to instruction to Item 511 of Regulation S-K.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Articles of Incorporation, as amended, and Code of Regulations require the Registrant to indemnify, to the full extent permitted (or not prohibited) by the General Corporation Law of the State of Ohio, any person with respect to any civil, criminal, administrative or investigative action or proceeding instituted or threatened by reason of the fact that he is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     Section 1701.13 of the General Corporation Law of the State of Ohio authorizes the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) in connection with any action seeking to establish such liability, (i) in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and (ii) in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that such officer or director shall not have been adjudged liable for negligence or misconduct (unless a court otherwise determines that indemnification is proper) or that such director shall not have assented to certain payments, distributions or loans prohibited by law. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.

ITEM 16.  EXHIBITS

     The following Exhibits are filed as part of this Registration Statement:

EXHIBIT
NUMBER                                       DESCRIPTION
------   ------------------------------------------------------------------------------------
  1.1    Form of Underwriting Agreement for Debt Securities
  1.2    Form of Underwriting Agreement for Preferred Stock
  1.3    Form of Underwriting Agreement for Common Stock
  1.4    Form of Distribution Agreement
  3.1    Amended Articles of Incorporation of Star Banc Corporation (previously filed as an exhibit to the registrant's Annual Report on Form 10-K for the year ended December
         31, 1991 and incorporated herein by reference)
  3.2    Code of Regulations (previously filed as an exhibit to the registrant's Annual
         Report on Form 10-K for the year ended December 31, 1988, and incorporated herein by reference)
  4.1    Form of Senior Indenture
  4.2    Form of Senior Registered Note
  4.3    Form of Senior Medium-Term Note (Fixed Rate)
  4.4    Form of Senior Medium-Term Note (Floating Rate)
  4.5    Form of Subordinated Indenture
  4.6    Form of Subordinated Registered Note
  4.7    Form of Subordinated Medium-Term Note (Fixed Rate)
  4.8    Form of Subordinated Medium-Term Note (Floating Rate)
  4.9    Form of Certificate of Designations for Preferred Stock
  4.10   Form of Certificate for Preferred Stock
  4.11   Form of Certificate for Convertible Preferred Stock
  4.12   Form of Certificate for Common Stock
  4.13   Form of Deposit Agreement
  4.14   Form of Depositary Receipt (included within Exhibit 4.13)
  4.15   Form of Warrant Agreement for Debt Securities
  4.16   Form of Warrant Agreement for Preferred Stock
  4.17   Form of Warrant Agreement for Common Stock
  5.1    Opinion of Thomas J. Lakin, Esq.
 12.1    Statement Re Computation of Ratios
 23.1    Consent of Arthur Andersen LLP
 23.2    Consent of Thomas J. Lakin, Esq. (included within Exhibit 5.1)
 24.1    Powers of Attorney
 25.1    Statement of Eligibility under the Trust Indenture Act of 1939 of a corporation designated to act as Trustee

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly
authorized, in the City of Cincinnati and the State of Ohio, on the   day of
            , 1997.

                                          STAR BANC CORPORATION

                                          By /s/     JERRY A. GRUNDHOFER

                                            ------------------------------------
                                                    Jerry A. Grundhofer
                                            Chairman of the Board, President and
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed on the   day of             , 1997, by
the following persons in the capacities indicated:

                 SIGNATURE                                          TITLE
--------------------------------------------     --------------------------------------------
          /s/ JERRY A. GRUNDHOFER                Chairman of the Board, President and Chief
--------------------------------------------       Executive Officer
            Jerry A. Grundhofer

            /s/ DAVID M. MOFFETT                 Executive Vice President and Chief Financial
--------------------------------------------       Officer
              David M. Moffett

             /s/ JAMES D. HOGAN                  Senior Vice President and Controller, Chief
--------------------------------------------       Accounting Officer
               James D. Hogan
                     *                           Director
--------------------------------------------
          James R. Bridgeland, Jr.

                     *                           Director
--------------------------------------------
         Laurence L. Browning, Jr.

                     *                           Director
--------------------------------------------
            Victoria B. Buyniski

                     *                           Director
--------------------------------------------
             Samuel M. Cassidy

                     *                           Director
--------------------------------------------
             V. Anderson Coombe

                     *                           Director
--------------------------------------------
            John C. Dannemiller

                 SIGNATURE                                          TITLE
--------------------------------------------     --------------------------------------------


                     *                           Director
--------------------------------------------
              J.P. Hayden, Jr.

                     *                           Director
--------------------------------------------
               Roger L. Howe

                     *                           Director
--------------------------------------------
         Thomas J. Klinedinst, Jr.

                     *                           Director
--------------------------------------------
           Charles S. Mechem, Jr.

                     *                           Director
--------------------------------------------
              Daniel J. Meyer

                     *                           Director
--------------------------------------------
              David B. O'Maley

                     *                           Director
--------------------------------------------
       O'dell M. Owens, M.D., M.P.H.

                     *                           Director
--------------------------------------------
              Thomas E. Petry

                     *                           Director
--------------------------------------------
             William C. Portman

                     *                           Director
--------------------------------------------
             Oliver W. Waddell

          /s/ JERRY A. GRUNDHOFER                Attorney-in-fact for the persons indicated
--------------------------------------------       above with an *.
            Jerry A. Grundhofer

                                 EXHIBIT INDEX

                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
NUMBER                                  DESCRIPTION                                      PAGE
------   --------------------------------------------------------------------------  ------------
  1.1    Form of Underwriting Agreement for Debt Securities*.......................
  1.2    Form of Underwriting Agreement for Preferred Stock*.......................
  1.3    Form of Underwriting Agreement for Common Stock*..........................
  1.4    Form of Distribution Agreement............................................
  3.1    Amended Articles of Incorporation of Star Banc Corporation (previously filed as an exhibit to the registrant's Annual Report on Form 10-K for the year ended December 31, 1991 and incorporated herein by reference)........
  3.2    Code of Regulations (previously filed as an exhibit to the registrant's
         Annual Report on Form 10-K for the year ended December 31, 1988, and incorporated herein by reference).........................................
  4.1    Form of Senior Indenture..................................................
  4.2    Form of Senior Registered Note**..........................................
  4.3    Form of Senior Medium-Term Note (Fixed Rate)**............................
  4.4    Form of Senior Medium-Term Note (Floating Rate)**.........................
  4.5    Form of Subordinated Indenture............................................
  4.6    Form of Subordinated Registered Note**....................................
  4.7    Form of Subordinated Medium-Term Note (Fixed Rate)**......................
  4.8    Form of Subordinated Medium-Term Note (Floating Rate)**...................
  4.9    Form of Certificate of Designations for Preferred Stock**.................
  4.10   Form of Certificate for Preferred Stock**.................................
  4.11   Form of Certificate for Convertible Preferred Stock**.....................
  4.12   Form of Certificate for Common Stock**....................................
  4.13   Form of Deposit Agreement**...............................................
  4.14   Form of Depositary Receipt (to be included within Exhibit 4.13)**.........
  4.15   Form of Warrant Agreement for Debt Securities**...........................
  4.16   Form of Warrant Agreement for Preferred Stock**...........................
  4.17   Form of Warrant Agreement for Common Stock**..............................
  5.1    Opinion of Thomas J. Lakin, Esq. .........................................
 12.1    Statement Re Computation of Ratios........................................
 23.1    Consent of Arthur Andersen LLP............................................
 23.2    Consent of Thomas J. Lakin, Esq. (to be included within Exhibit 5.1)......
 24.1    Powers of Attorney........................................................
 25.1    Statement of Eligibility under the Trust Indenture Act of 1939 of a corporation designated to act as Trustee..................................

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 * to be filed by amendment or in subsequent Form 8-K

** to be filed by amendment